As filed with the Securities and Exchange Commission on April 30, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PERSPECTA INC.

(Exact name of registrant as specified in its charter)

Nevada	82-3141520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13600 EDS Drive Herndon, VA	20171
(Address of registrant’s principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 245-9675

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller Reporting company	☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Perspecta

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

This Amendment No. 3 to the Registration Statement on Form 10 incorporates by reference information contained in the Information Statement filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Caption	Location in Information Statement
1.	Business	See “Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Transactions,” “Capitalization,” “Business of USPS,” “Business of Vencore,” “Mangement’s Discussion and Analysis of Financial Condition and Results of Operations of USPS,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vencore” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors,” and “Cautionary Statement Concerning Forward-Looking Statements”

2.	Financial Information	See “Summary,” “Summary Historical Combined Financial Data of USPS,” “Summary Historical Combined Financial Data of Vencore,” “Summary Pro Forma Condensed Combined Financial and Other Data of Perspecta,” “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data for USPS,” “Selected Historical Combined Financial Data for Vencore,” “Unaudited Pro Forma Condensed Combined Financial Statements of Perspecta,” “Mangement’s Discussion and Analysis of Financial Condition and Results of Operations of USPS” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vencore”

3.	Properties	See “Business of USPS—Properties” and “Business of Vencore—Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of Perspecta”

5.	Directors and Executive Officers	See “Management of Perspecta Following the Transaction”

6.	Executive Compensation	See “Management of Perspecta Following the Transactions” and “Executive Compensation”

7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors,” “Management of Perspecta Following the Transactions,” “The Separation and Distribution Agreement and Ancillary

Item No.	Caption	Location in Information Statement
Agreements” and “Certain Relationships and Related Party Transactions”

8.	Legal Proceedings	See “Business of USPS—Legal Proceedings,” “Business of Vencore—Legal Proceedings” and “Risk Factors—We are defendants in pending litigation that may have a material and adverse impact on our profitability and liquidity”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	See “The Transactions,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers of Perspecta” and “Description of Our Capital Stock”

10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”

11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”

12.	Indemnification of Directors and Officers	See “Risk Factors,” “The Merger Agreement,” “The Separation and Distribution Agreement and Ancillary Agreements,” “Certain Relationships and Related Party Transactions—Agreements with DXC” and “Description of Our Capital Stock”

13.	Financial Statements and Supplementary Data	See “Summary,” “Summary Historical Combined Financial Data of USPS,” “Summary Historical Combined Financial Data of Vencore,” “Summary Pro Forma Condensed Combined Financial and Other Data of Perspecta,” “Selected Historical Combined Financial Data for USPS,” “Selected Historical Combined Financial Data for Vencore,” “Unaudited Pro Forma Condensed Combined Financial Statements of Perspecta,” and “Index to Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

15.	Financial Statements and Exhibits	(a) Financial Statements (b) Exhibits See below

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 11, 2017, by and among DXC Technology Company, Ultra SC Inc., Ultra First VMS Inc., Ultra Second VMS LLC, Ultra KMS Inc., Vencore Holding Corp., KGS Holding Corp., The SI Organization Holdings LLC, and KGS Holding LLC (incorporated by reference to Exhibit 2.1 to DXC Technology Company’s Form 8-K (filed October 13, 2017) (file no. 001-38033))

2.2	Form of Separation and Distribution Agreement between DXC Technology Company and Perspecta Inc.*†

2.3	Form of Transition Services Agreement between DXC Technology Company and Perspecta Inc.*†

2.4	Form of Tax Matters Agreement between DXC Technology Company and Perspecta Inc.*†

2.5	Form of Employee Matters Agreement between DXC Technology Company and Perspecta Inc.*†

2.6	Form of Real Estate Matters Agreement between DXC Technology Company and Perspecta Inc.*†

2.7	Form of Intellectual Property Matters Agreement between DXC Technology Company and Perspecta Inc.*†

2.8	Form of Exclusive Non-U.S. Agency Agreement between DXC Technology Company and Perspecta Inc.†

3.1	Amended and Restated Articles of Incorporation of Perspecta Inc.†

3.2	Amended and Restated Bylaws of Perspecta Inc.†

10.1	Letter Agreement, dated as of October 11, 2017, by and among Ultra SC Inc., Veritas Capital Fund Management, L.L.C., The SI Organization Holdings LLC, and KGS Holding LLC†

21.1	List of Subsidiaries of Perspecta Inc.†

99.1	Preliminary Information Statement of Perspecta Inc., subject to completion, dated April 30, 2018

99.2	Form of Notice of Internet Availability of Information Statement Materials†

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

PERSPECTA INC.

By:	/s/ William L. Deckelman, Jr.
Name: William L. Deckelman, Jr.
Title: Vice President & Secretary

Dated: April 30, 2018